SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 20, 2008

 Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  800-615-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 10, 2008, the Board of Directors of Location Based Technologies, Inc. (the “Company”) declared a 3 for 1 stock split whereby the holders of common stock of the Company, $0.001 par value (the “Common Stock”), as of 5:00 p.m. Eastern Daylight Time on October 20, 2008, became entitled to receive an additional 2 shares of Common Stock for each share held by them, payable on October 27, 2008.  The stock split, which will be effected in the nature of a stock dividend, was announced on October 13, 2008 and reported on Form 8-K filed October 14, 2008.

Pursuant to Section 78.207 of the Nevada Revised Statutes, the Board also approved a corresponding increase in its authorized shares in an amount that corresponds to the stock split thereby increasing the authorized shares of Common Stock from 100,000,000 to 300,000,000.  The par value (.001) of the Common Stock was not affected.  As required by Nevada Revised Statutes Section 78.209, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of the State of Nevada to effectuate the increase in authorized shares, and such Certificate of Change was effective as of 5:00 p.m. Eastern Daylight Time, on October 20, 2008.  Pursuant to NRS Section 78.209, the Articles of Incorporation of the Company regarding the authorized number of shares of Common Stock are deemed amended as of the effective date and time set forth in the Certificate of Change.  A copy of the Certificate of Change Pursuant to NRS 78.209 is attached hereto as Exhibit 3.01.

Item 9.01 Exhibits

The following exhibits are included as part of this report: Certificate of Change Pursuant to NRS 78.209

Exhibit	Description
3.01	Certificate of Change Pursuant to NRS 78.209

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: October 21, 2008	By:	/s/ David Morse
David Morse Chief Executive Officer